EXHIBIT 32.1

CERTIFICATION

In connection with the Annual Report of Acacia Research Corporation (the “Company”) on Form 10-K (and Amendment No. 1 thereto) for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on February 26, 2010 (the “Report”), I, Paul R. Ryan, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and 18 U.S.C. Section 1350, that to the best of my knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Paul R. Ryan Paul R. Ryan Chairman of the Board and Chief Executive Officer February 26, 2010

This certification accompanies this Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.